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                                                                     Exhibit 4.1


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         AMENDMENT NO. 2, dated May 6, 2004, (this "Amendment") to that certain Rights Agreement, dated September 29, 1995, as amended (the "Rights Agreement"), between TRANSPRO, INC., a Delaware corporation (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY ("Rights Agent").

         WHEREAS, a Distribution Date pursuant to the Rights Agreement has not occurred as of the date of this Amendment and the Rights are currently redeemable; and

         WHEREAS, the Company wishes to cure an ambiguity in the drafting of the Rights Agreement and change the Final Expiration Date thereof;

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree to amend the Rights Agreement as follows:

1. The final sentence of Section 27 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

         "Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made at such time as the Rights are not then redeemable which (i) decreases the stated Redemption Price, (ii) decreases the period of time remaining until the Final Expiration Date or (iii) modifies a time period relating to when the Rights may be redeemed."

2. Section 1(k) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

         "(k)     "Final Expiration Date" shall mean September 30, 2004."

3. This Amendment may be executed in counterparts each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

4. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

                            (signature page follows)




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


TRANSPRO, INC.                         AMERICAN STOCK TRANSFER & TRUST COMPANY


By:    /s/ Richard A. Wisot            By:    /s/ Joseph F. Wolf
       --------------------                   ------------------
Name:  Richard A. Wisot                Name:  Joseph F. Wolf
Title: Vice President                  Title: Vice President










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